Exhibit 10.8


                      JOINTVENTURE AGREEMENT

This Agreement is entered into on this 16th day of November 2000

                          BY AND BETWEEN

(1) Medi-Hut Co., Inc., a corporation organized and existing under the laws of the United States of Amercia with its registered office at 1935 Swarthmore Avenue, Lakewood, NJ 08701, U.S.A.(hereinafter referred to as "Medi-Hut")

                               AND

(2) Coa International Ind., Inc.,. a corporation organized and existing under the laws of the Republic of Korea with its registered office at 6th Floor Sam Won Bldg., 210-1 Nonhyun-Dong Kangnam-Ku, Seoul, Korea (hereinafter referred to as "Coa"


WITNESSETH

Whereas, Coa is engaged in the business of Exporting and Manufacturing of Medical Disposable Products including Disposable Syringes by a subcontract in Korea.

Whereas, Medi-Hut is engaged in the business of Development and Sale of Safety Syringes in U.S.A; and

Whereas the Parties agree to set up a Joint Venture Company ("the Company") in Korea on the terms and conditions set out hereunder.

Now therefore, in consideration of the mutual promises contained herein, the parties agree as follows:


Article 1.  ORGANIZATION OF JOINT VENTURE COMPANY

1.1 Subject to the terms and conditions set forth in this Agreement, Medi-Hut and Coa shall cause the Joint Venture Company (hereinafter referred to as the "Company") to be established as a business corporation under the laws of Korea by the target date of 30 November 2000.

1-2      The Company shall
(a) be called "Medi-Hut International (Mfg.)  Co., Ltd."
(b) have its principal office and factory in Korea.

1-3       The business purposes of the Company shall be to engage in manufacture and sale of and any and all business activities incidental to the foregoing objectives.

1-4      The fiscal year of the Company shall first day of January and end on
December of each year; provided, however, that the first fiscal year of the Company shall be from the date of its incorporation until December 31 of the same year.

Article 2.  CAPITAL CONTRIBUTION AND SHARES

2-1      The total amount of capital contribution which shall be made to the
Company by the parties shall be as follows;

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      MEDI-HUT: U$1,000,000.00
      COA : U$400,000.00
The Company shall grant 10% of share of stock of the Company to Inben Brothers Company, a corporation organized and existing under the laws of the United States of America (hereinafter referred to as the "INBEN") who has been and will act as coordinator-negotiator and agent for both parties.

The number of share of stock of the Company to be issued to each party, and the ratio of the equity interest in the Company of each party shall be as follows:

      MEDI-HUT      : 44,000 shares  44%
      COA  : 46,000 shares  46%
      INBEN         : 10,000 shares  10%

At the time of incorporation the parties shall contribute the initial capital of U$1,400,000.00, according to the ratio as prescribed in this provision.

At the time of incorporation each party has the right to nominate their representative(s) who has and hold the share of stock of the Company in proportion to their respective shareholding ration in the Company.

2-2      At the time of incorporation, the total number of shares set forth in article 2-1 shall be fully subscribed for by Medi-Hut and Coa, respectively and the total investment amount under Article 2.1 shall be paid by the parties hereto in Korean Won or U.S. Dollars and in cash to Korean Bank which will be appointed for the account of the Company.

2-3      Medi-Hut and Coa, as shareholders of the Company, shall have preemptive rights to subscribe to any additional shares, options, warrants or debentures convertible into such shares as the Company may issue after its incorporation, in proportion to their then current respective shareholding ration in the Company.

2-4      The Company shall lend the necessary funds of approximately
U.S.$1,461,100 or more or less to cover the lack of amount between initial capital and total investment amount of the new manufacturing facility.


Article 3.  TRANSFER OF SHARES

3-1      Except as otherwise provided in this Agreement, neither Medi-Hut nor
Coa shall at any time sell, transfer, mortgage, pledge, or otherwise encumber or dispose of any of the shares of the Company held by it, without prior written consent of the other party hereto.

3-2      If any party desires to sell, transfer or otherwise dispose of any of its shares in the Company (the "Offeror"), the Offeror shall first offer in writing to sell such shares to the other party (the "Offeree"). Such offer shall state the suggested purchase price per share and the Offeree shall have the right to accept or refuse the offer with the thirty (30) day period commencing on the date of receipt of such offer.

3-3      If the Offeree gives the Offeror written notice within the above period of its desire to purchase the shares so offered, such shares shall be divided among the Offeree in proportion to their shareholdings.

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3-4      If, after an offer has been made pursuant to Article 3.2, the Offeree refuses or fails to accept such offer, the Offeror may sell, transfer or otherwise dispose of the shares so offered to any third party, provided, however, that the terms and conditions of the offer shall not be more favorable than those offered to the Offeree.

3-5      The third party shall submit to the other party of this Agreement and to the Company a written oath stating that the third party agrees to be governed by all of the terms and provisions of this Agreement and to be fully bound by the terms thereof, assuming all obligations of the party from which it has purchased the shares.

3-6      Any of shares of the Company held by Inben shall be prohibited to sell, transfer, mortgage or pledge without prior written consent of all parties.

3-7      Any share transfer under this Article shall be subject to any necessary governmental validation or approval.


Article 4.  MANAGEMENT OF JVC

4-1      The following matters with respect to operation and/or management of the Company shall require prior written agreement between Medi-Hut and Coa as follows:

     (1) Increase or decrease in capital ;
     (2) Issuance of new shares or debentures ;
     (2) Borrowing funds other than those for working capital and equipment investment ;
     (4) Merger, consolidation or amalgamation with any other company ;
     (5) Dissolution or liquidation ;
     (6) Sale, transfer or any other disposal of all or substantially part of the assets or business of the Company in consideration for an amount of one hundred thousand (100,000) U.S. Dollars or more ;
     (7) Acquisition or lease of substantial assets or business of any other company in consideration for an amount of one hundred thousand (100,000) U.S. Dollars or more ;
     (8) Investment in property, plant, equipment or other facilities in an amount of two hundred thousand (200,000) U.S. Dollars or more;
     (9) Commencement of business other than that provided for in Article 1.2 hereof, or investment in such business ;

4-2      The Company shall have 3 members of board of directors or more and 1 auditor, they shall be nominated by Coa.

4-3      The Company shall appoint Mr. Joseph A. Sanpietro of Medi-Hut as
Chairman.  Also, the Company shall appoint Mr. Young Kil Shin as
President/C.E.O. and Representative directors who shall be authorized to represent the Company.

4-4     A quorum for any meeting of the Board of Directors shall be a majority of all directors then in office, and resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of all directors then in office ; provided, however, that a notice calling a meeting of the Board of Directors setting forth the agenda of such meeting shall be dispatched to each director and auditor in accordance with the Articles of Incorporation, and resolutions shall not be made with respect to matters other than those appearing on such agenda, unless all directors, whether present or not, unanimously agree to do


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otherwise.

4-5      Both parties understood that Coa has been engaged in the export business of Disposable Syringes and Coa has purchased the goods for their export from other Korean manufacturers of Disposable Syringes. Once the Company set up the manufacturing facility, entire quantity of Coa's orders shall be executed by the Company and further, Coa shall transfer their orders to the Company gradually.


Article 5.  FINANCING

5-1      The Company shall raise and procure funds necessary for its business operations by itself. If necessary, Medi-Hut and Coa shall consult with each other as to appropriate assistance.

5-2      The Company shall lend the necessary funds of approximately
U.S.$1,461,100 or more or less to cover the lack of amount between initial capital and total investment amount for the new manufacturing facility. Total amount for the new manufacturing facility - initial capital and loan, shall be used to procure the items/facilities of the Company such as ; Factory building, Molds & Assembly M/C, Packing Machines, Sterilizers, Operation cost and Factory building repairing costs etc.


Article 6.  DIVIDENDS

      The Company, depending upon the results of each fiscal year's settlement of accounts, shall make periodic payments of dividends to the shareholders according to the Articles of Incorporation.


Article 7.  ACCOUNTING AND REPORTS

7-1      The Company's accounting matters shall be conducted in accordance with generally accepted accounting standards and practices under the Korean laws, and shall conform to internationally accepted accounting standards and practices.

7-2      The Company shall keep accurate accounting books and records with regard to all of its operations and activities on a timely basis. Medi-Hut or Coa shall have the right to inspect such books and records during the regular business hours of the Company.

7-3      The annual financial statements shall be audited at the expense of the Company at least once each year by a independent certified public accountants, who shall be of international repute and shall have been appointed by the Board of Directors of the Company.

7-4      Quarterly business reports shall be made by the Company to Medi-Hut and Coa in a form and at such dates as are mutually acceptable to the parties. Whenever Medi-Hut or Coa so requests, the Company shall furnish a report of its business operations to the requesting party.


Article 8.  TERM AND TERMINATION

8-1      This Agreement shall become effective as of the later of (1) the date of this Agreement or (2) the date upon which any governmental validations, approvals or other formalities necessary for the


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effectuation of this Agreement under the Korean law shall have been obtained and completed, and shall remain in force and effect until terminated in accordance with the terms and provisions hereof.

8-2      Unless otherwise agreed upon by Medi-Hut and Coa, this Agreement shall forthwith terminate upon the occurrence of any of the following:

      should governmental validations or approvals necessary for the incorporation of the Company not be obtained within Two (2) months after the date of contribution of the Medi-Hut's full capital ;

      should the Company not be able to commence its business by reason of operation of law, governmental order or regulation ; or

      should the Company be dissolved and liquidated for any reason.

8-3      In addition, this Agreement may be terminated as follows:

     (1) If either party hereto shall default or cause the company to default in the performance of its material obligations hereunder, and if any such default shall not be corrected within sixty (60) days after the same shall have been called to the attention of the defaulting party by the complaining party by written notice, then the complaining party, at its option, may thereupon terminate this Agreement,

     (2) If either party hereto shall institute or otherwise become a party, voluntarily or involuntarily, to a proceeding alleging or pertaining to the bankruptcy or insolvency of such party, be placed in the hands of a receiver, transfer all or material proportion of its business or assets to, or be acquired by, merge into or be consolidated with another company, the other party hereto may terminate this Agreement.


Article 9.  EFFECT OF TERMINATION

9-1      Upon termination of this Agreement pursuant to Paragraph (1), (2) of
Article 8-2, the Company shall be dissolved and liquidated.

9-2      Upon termination of this Agreement pursuant to Paragraph (1) or (2)
of Article 8-3, the terminating party shall have the right to elect (?) To dissolve and liquidate the Company, (?) to purchase or have a third party of its choosing purchase all or any part of the shares in the Company then held by the other party.

9-3      Termination of this Agreement for any cause shall not (?)  relieve either party hereto from any obligation accrued hereunder prior to such termination or from any liability to the other party for breach of this Agreement, and (?) affect the confidentiality obligations under Article 11 and the terms and conditions set forth in this Article.


Article 10.  FORCE MAJEURE

      Neither party shall be liable for any delay in or failure of performance under this Agreement if such delay or failure is caused by acts of God, riots, war, strikes or other labor troubles, or any other events beyond the control of the parties affected.

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Article 11.  CONFIDENTIALITY

      The parties hereto agree to keep secret and confidential all information furnished to them by the other party or the Company which are designated as confidential by said other party of the Company, or considered desirable to remain secret. The parties further agree not to use such information for any purpose whatsoever except in a manner expressly provided for in this Agreement.


Article 12.  ASSIGNMENT

      Neither party shall assign or transfer this agreement or any rights and obligations under this Agreement to any third party, without prior written consent of the other party hereto.

Article 13.  GOVERNING LAW AND LANGUAGE

      This Agreement shall be governed by and interpreted in accordance with the laws of Korea. This Agreement has been prepared in the English language that shall be the controlling version regardless of any translations of this Agreement.


Article 14.  DISPUTE SETTLEMENT

      All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof shall be finally settled by arbitration in Seoul, Korea in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board and under the laws of Korea. The aware rendered by the arbitrator(s) shall be final and binding upon both parties concerned.



Article 15.  NOTICE

      Any notice or other communication required or permitted to be given under this Agreement shall be in writing in English, and shall be delivered personally or sent by registered airmail or by telex or facsimile transmission confirmed by registered airmail, postage prepaid, and, in the case of registered airmail, shall be deemed to have given ten (10) days after posting in the U.S.A or Korean mails and, in the case of telex or facsimile transmission, at the time of transmission. Notices or other communications under this Agreement shall be sent to the following addresses ; provided, however, that each party may, from time to time, change the address to which notice is to b e sent to such party by giving notice of such change in accordance with this provision :

To   Medi-Hut Co., Inc.:

     Attention      : Mr. Joseph Sanpietro
     Address        : 1935 Swarthmore Avenue, Lakewood, NJ 08701, U.S.A.
     Facsimile      : (732) 901-1177

To   Coa International Ind., Inc.:

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     Attention      : Mr. Young Kil Shin
     Address        : 6th Floor Samwon Bldg., 210-1 Nonhyun-Dong, Kangnam-Ku,
                      Seoul, Korea :
     Facsimile      : (02) 562-9406

To   Inben Brother Company

     Attention      : Mr. Duck S. Yim
     Address        : 5250 N.  Leamington Ave., Chicago, IL 60630, U.S.A.
     Facsimile      : (773) 286-5424


Article 16.  MISCELLANEOUS

16-1      No failure or delay on the part of Medi-Hut or Coa to exercise any of its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Medi-Hut or Coa of any of its rights under this Agreement preclude any other or future exercise of such right or the exercise of any other right.

16-2      Any amendment or supplement to this Agreement shall be valid only if made in writing and signed by the authorized representatives of the parties hereto.

16-3      In the event that any term, condition, provision or paragraph of this Agreement is held to be in violation of any law, statute or regulation pertaining thereto, the same shall be deemed deleted from this Agreement and shall be of no force and effect, and this Agreement shall remain in full force and effect, and this Agreement shall remain in full force and effect as if such term, condition.

16-4      The terms and conditions hereof shall constitute the entire agreement between the parties hereto and shall supersede all previous understandings, oral or written agreement, between the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on the date first written herein above.


For and on behalf of                       For and on behalf of
Medi-Hut Co., Inc.                         Coa International Ind., Inc.

/s/ Joseph Sanpietro                        /s/ Young Kil Shin
______________________________             _____________________________
Date      : 11/16/00                       Date      : 16 Nov 2000
Name      : Mr. Jeseph Sanpietro           Name      : Mr. Young Kil Shin
Title     : President                      Title     : President


Witness
Inben Brothers Company


/s/ Duck S. Yim
__________________________________
Date      : 11/15/00
Name      : Mr. Duck S. Yim
Title     : President